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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                                COTELLIGENT, INC.
                      ------------------------------------
                (Name of Registrant as Specified In Its Charter)


          ------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:


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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

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          (2) Form, Schedule or Registration Statement No.:


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          (3) Filing Party:


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          (4) Date Filed:


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                                           100 THEORY SUITE 200 IRVINE, CA 92612

                           TEL 949.823.1600 FAX 949.823.3300 www.cotelligent.com

[COTELLIGENT LOGO]

                                                                   June 18, 2003

                       VOTE YOUR WHITE PROXY CARD TODAY!

DEAR COTELLIGENT STOCKHOLDER:

    We have been advised that a dissident stockholder, G&G Holdings, LLC, is planning to initiate what we believe to be a costly, distracting and disruptive proxy fight against your Company in an effort to elect a director to your Board at the 2003 Annual Meeting of Stockholders to be held on July 10, 2003.

    The Cotelligent Board of Director's nominee, James Lavelle, is the founder, Chairman and Chief Executive Officer of your Company. Who better to know what's best for the stockholders of your Company than its largest single stockholder and the individual who created it, has been primarily responsible for its success, and who has managed it during the most difficult period in the history of the IT Services and Solutions industry.

    Through Mr. Lavelle's experience and management, Cotelligent has been transformed from an IT staffing firm to a mobile business and internet solution firm positioned for sustainable and predictable growth. With the outlook for IT spending improving and the Company engaged in a carefully orchestrated acquisition and internal growth strategy, Cotelligent believes it is on track to increase the value of your shares. Your Company needs the continuity of Mr. Lavelle's leadership on the Board more than ever. Your Board of Directors and Cotelligent's management is executing a plan that will maximize stockholder value. VOTE YOUR WHITE PROXY CARD TODAY!

                DON'T LET G&G UNNECESSARILY DERAIL EXECUTING OUR
                  BUSINESS PLAN. DISCARD THE GOLD PROXY CARD.

    G&G is a holding company formed in December 2002 by Steve Galvanoni and Richard Green. Their motivation appears transparent. Following their initial hostile approach to your Company in late 2002, G&G attempted to persuade Cotelligent's Board and management to appoint SEVERAL of its representatives to your Company's Board. With only approximately $200,000 invested and a 4% ownership stake, they are attempting to have a 33% position on the Board of your Company; this is totally out of proportion to their investment and ownership position. Further, they are attempting to parlay this small investment into an ability to control the Company's cash resources; the Company, in its most recent quarter, reported $14 million in cash.

    Your management, in an effort to avoid a costly proxy fight, MET WITH G&G TEN TIMES to discuss and find common ground. These meetings proved to be an exercise in futility; theirs is an intractable position.





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 DESPITE REPEATED REQUESTS FOR A PRESENTATION OF THEIR PLAN FOR YOUR COMPANY'S
                      FUTURE, THEY NEVER PRESENTED A PLAN.

    As recently as one week before filing our Proxy Statement, they proposed your Board approve the addition of three of their directors to your Board...BUT none of the three was Richard Green. Why did they propose three completely different individuals then, but Richard Green now? Should a group of individuals playing a game of 'bait and switch' be trusted? Your Board has carefully considered all of these factors and has unanimously determined that such an addition to the Board is not in the best interests of stockholders. DISCARD THE GOLD PROXY CARD.

    In their proxy materials, G&G makes claims about your Company's performance that are false and misleading. For example, even though management had very specific discussions with G&G about the nature of the Company's restatement of its financial statements, they have falsely stated that the Company does not care about the quality or timeliness of its financial statements. They are playing fast and loose with the facts without giving a complete picture of the progress your Company has made through a very difficult time. Don't be fooled by distortion or exaggeration.

 YOUR BOARD HAS BEEN READY AND WILLING TO ADD QUALIFIED INDEPENDENT NOMINEES TO
                                   THE BOARD

    OUR GOAL IS TO SUCCESSFULLY BUILD STOCKHOLDER VALUE AND BUILD COTELLIGENT INTO A MARKET LEADER WITH OUTSIDE, INDEPENDENT DIRECTORS ON YOUR BOARD THAT POSSESS THE EXPERIENCE, KNOWLEDGE AND JUDGMENT REQUIRED FOR EFFECTIVE CORPORATE GOVERNANCE. WE BELIEVE THAT RICHARD GREEN IS NOT QUALIFIED TO BE A DIRECTOR OF COTELLIGENT.

                                  JUST SAY NO

To unreasonable demands
To self-serving interests
To the waste of valuable assets
To the disregard for a talented and trusted Director
To removing the Company's only inside Director

                         YOUR BOARD NEEDS YOUR SUPPORT.

                        VOTE THE WHITE PROXY CARD TODAY!

    We urge you to disregard and discard any gold proxy sent by G&G. Do not let them derail our business plan with a costly, divisive and unnecessary proxy fight. It's in your hands -- we know you'll do what's right for Cotelligent.

                                          Sincerely,

                                          Cotelligent Inc.
                                          Board of Directors





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IF YOU HAVE QUESTIONS OR NEED ASSISTANCE VOTING YOUR SHARES CONTACT:

                      [Logo: MACKENZIE]

                     105 Madison Avenue
                  New York, New York 10016
                proxy@mackenziepartners.com

                Call Collect: (212) 929-5500
                             or
                  Toll-Free (800) 322-2885

SAFE HARBOR STATEMENT

    Except for historical information contained herein, the information contained in this letter includes forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from such statements. All forward-looking statements included in this letter are based upon information available to Cotelligent as of the date hereof, and Cotelligent assumes no obligation to update any such forward-looking statements. Please refer to the discussion of risk factors and other factors included in Cotelligent's most recent Report on Form 10-Q, Report on Form 10-K for the year ended December 31, 2002, and other filings made with the Securities and Exchange Commission.

                             ADDITIONAL INFORMATION

PARTICIPANT INFORMATION

    Each of the Company's directors is deemed to be a participant in the Company's solicitation of proxies discussed above. Information regarding the interest of each of these persons in the Company's solicitation of proxies is contained under the headings 'Security Ownership of Certain Beneficial Owners and Management', 'Director Compensation', 'Executive Compensation' and 'Certain Transactions' in the Company's proxy statement (the 'Proxy Statement') as filed with the Securities and Exchange Commission ('SEC') on June 2, 2003 and first mailed to the Company's stockholders on or about June 5, 2003.

    None of the participants described above has engaged in any purchases or sales of the Company's securities during the past two years.

    The Company's directors and executive officers beneficially own 2,739,179 shares, or approximately 17.1%, of the Company's common stock (which includes 906,250 shares issuable upon exercise of stock options). Information regarding the beneficial ownership of the Company's common stock by the Company's directors and executive officers is contained under the heading 'Security Ownership of Certain Beneficial Owners and Management' in the Company's Proxy Statement. Except as disclosed in the Company's Proxy Statement, to the knowledge of the Company, none of the participants described above has 'associates,' as that term is defined in Rule 14a-1 promulgated by the SEC under the Securities Exchange Act of 1934, as amended, who beneficially own any securities of the Company.





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    Except as disclosed in this letter or in the Company's Proxy Statement, to the knowledge of the Company, none of the participants described above:
(i) owns of record any securities of the Company that are not also beneficially owned by them; (ii) is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to the securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profit, or the giving or withholding of proxies;
(iii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting; or
(iv) beneficially owns any securities of any parent or subsidiary of the Company. Except as disclosed in this letter or in the Company's Proxy Statement, to the knowledge of the Company, none of the participants described above or any of their associates has any arrangement or understanding with any person with respect to future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party, nor any material interest, direct or indirect, in any transaction which has occurred since January 1, 2002 or any currently proposed transaction, or series of similar transactions, to which the Company or any of its affiliates was or is to be a party and in which the amount involved exceeds $60,000.

COST AND METHOD OF SOLICITATION

    This solicitation is being made by the Company. The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, a number of directors, officers and other employees of the Company and of its subsidiaries may (without additional compensation) solicit proxies in person or by telephone, telegraph, telex, facsimile, e-mail and postings on the Company's Web site. The Company has also retained MacKenzie Partners, Inc., for a fee not-to-exceed $75,000, and reimbursement of out-of-pocket expenses, to aid in the solicitation of proxies. MacKenzie Partners, Inc. will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities law. MacKenzie Partners, Inc. will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. The Company has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record. The Company will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that MacKenzie Partners, Inc. will employ approximately 35 persons to solicit the Company's stockholders for the Annual Meeting.

    The Company currently estimates that the total amount which it will spend in connection with this solicitation of proxies to be approximately $175,000. The Company also estimates that, through the date hereof, its total expenditures to date in connection with this proxy solicitation are approximately $20,000. This amount excludes (i) the salaries and fees of officers, directors and employees of the Company and (ii) the normal expenses of an uncontested election.